UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 3, 2015

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH” and collectively with EFH Corp., EFIH and EFCH, the “Companies”), but excluding Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Bankruptcy Filing, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing (collectively, the “Debtors”) are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

Discussions with Creditors

In May and June 2015, the Companies executed confidentiality agreements with certain holders of claims against the Debtors (collectively, the “Creditors”), including second lien claims against EFIH (“EFIH 2nd Lien Creditors”), first lien claims against EFIH, unsecured claims against EFH Corp., first lien claims against TCEH and its subsidiaries, and unsecured claims against TCEH and its subsidiaries. These confidentiality agreements facilitated discussions between the Debtors and the Creditors concerning potential strategic activities or transactions involving the restructuring of the Debtors (the “Restructuring”). In addition to the Creditors, the Official Committees of Unsecured Creditors for each of (x) EFH Corp./EFIH and (y) TCEH participated in some of these discussions.

Pursuant to the confidentiality agreements, the Companies agreed to disclose publicly after a specified period if certain conditions were met that the Companies and the Creditors had engaged in negotiations with third parties concerning the Restructuring, information regarding such negotiations and certain confidential information concerning the Debtors and Oncor Electric Delivery Company LLC (“Oncor”) that the Companies had provided to the Creditors. The information included in this Current Report on Form 8-K is being furnished to satisfy the Companies’ public disclosure obligations under the confidentiality agreements.

Negotiations between representatives of the Companies and certain Creditors regarding the Restructuring are ongoing as of the date of this Current Report on Form 8-K. Attached hereto as Exhibit 99.1 is a summary of the material terms of proposed restructuring transactions that the Companies have received from the EFIH 2nd Lien Creditors. There is no assurance that the proposed restructuring transactions described in Exhibit 99.1 will be implemented on the terms described therein or at all.

The Debtors continue to focus on formulating and implementing an effective and efficient plan of reorganization for each of the Debtors under Chapter 11 of the Bankruptcy Code that maximizes enterprise value, including identifying the best transaction to maximize value for the Debtors. In furtherance of those efforts, the Companies will continue to engage in discussions with their stakeholders regarding alternatives to maximize the value of the Debtors’ estates.

Financial Information

During negotiations regarding the Restructuring, the Companies provided certain Creditors and their respective advisors with the prospective financial information regarding Oncor set forth in Exhibit 99.2 attached hereto.

In addition to the prospective financial information set forth in Exhibit 99.2 attached hereto, the Companies also disclosed to certain Creditors that, as of June 30, 2016, Oncor’s net debt was projected to be approximately $6.63 billion and the EFH Corp./EFIH cash balance at emergence was projected to be approximately $354 million after payment of fees and expenses and consummation of certain emergence transactions associated with potential transactions proposed by the Debtors. The amount of cash at emergence is subject to change depending on, among other things, the nature of the emergence transactions.

EFH Corp. and its subsidiaries (including Oncor) generally do not publicly disclose detailed prospective financial information. However, in connection with the Debtors’ discussions with the Creditors and their respective advisors, the Debtors provided certain financial information, consisting largely of financial forecasts, to the Creditors and their respective advisors pursuant to confidentiality agreements. The Debtors provided financial forecasts for Oncor based upon information provided to EFH Corp. by Oncor. EFIH’s wholly owned subsidiary, Oncor Holdings owns approximately 80% of the equity interests of Oncor. The financial forecasts were not prepared with a view towards public disclosure and were not prepared in accordance with generally accepted accounting principles or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.”

The inclusion of the financial forecasts in this Current Report on Form 8-K should not be regarded as an indication that the Companies, Oncor or any other person considered, or now consider, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

None of the independent auditor of the Companies, the independent auditor of Oncor, or any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective financial information contained herein and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information.

The prospective financial information:

•	is speculative by its nature and was based upon numerous expectations, beliefs, opinions, and assumptions, as further described below, which are inherently uncertain and many of which are beyond the control of the Companies, Oncor, and their respective subsidiaries and may not prove to be accurate;

•	does not necessarily reflect current estimates or expectations, beliefs, opinions, or assumptions that the respective management of the Companies and Oncor may have about prospects for Oncor’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the information was prepared;

•	may not reflect current results or future performance, which may be significantly more favorable or less favorable than as set forth in the prospective financial information; and

•	is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved. All of the financial information contained in this Item 7.01 and in Exhibit 99.2 attached hereto is forward-looking in nature. The information is subjective in many respects and thus subject to interpretation. Further, the information relates to multiple future years and such information by its nature becomes less predictive with each succeeding day. Neither the Companies nor Oncor can provide assurance that the financial projections will be realized; rather, actual future financial results may vary materially from the forward-looking information.

In addition, some of the prospective financial information is presented assuming the implementation of particular restructuring scenarios, and there is no assurance that any of these restructuring scenarios will be implemented. The prospective financial information is also presented in light of various material assumptions that may not be accurate or appropriate. Without limiting the foregoing, the prospective financial information reflects, among other assumptions, assumptions that may not be accurate or appropriate regarding the application of tax laws

(particularly tax laws in the area of real estate investment trusts), the allocation of tangible and intangible property values, responsibility for certain liabilities and obligations, and matters within the purview of the Public Utility Commission of Texas.

Except as required by law, none of EFH Corp., EFCH or EFIH currently intends to update or revise publicly any of the prospective financial information to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the prospective financial information, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the prospective financial information included in Item 7.01 and Exhibit 99.2 attached hereto, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the Bankruptcy Court with respect to motions, the plan of reorganization and disclosure statement filed in our Chapter 11 cases, and the outcomes of Bankruptcy Court rulings and our Chapter 11 cases in general

•	the effectiveness of the overall restructuring activities pursuant to the Bankruptcy Filing and any additional strategies we employ to address our liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in our Chapter 11 cases; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Summary of Material Terms of EFIH 2nd Lien Proposal

99.2	Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: August 3, 2015